enGene Reports Third Quarter 2024 Financial Results and Provides a Business Update

Company remains on track to report preliminary LEGEND data in September 2024

Cash and cash equivalents of $257.7 million provide runway into 2027

BOSTON and MONTREAL, September 10, 2024 – enGene Holdings Inc. (Nasdaq: ENGN, or “enGene” or the “Company”), a clinical-stage genetic medicines company whose non-viral lead investigational product detalimogene voraplasmid, (also known as detalimogene, and previously EG-70), is in an ongoing pivotal study in patients with high-risk, Bacillus Calmette-Guérin (BCG)-unresponsive, non-muscle invasive bladder cancer (NMIBC) with carcinoma in situ (Cis), announced its financial results for the third quarter ended July 31, 2024 and provided a business update.

“Detalimogene was designed to be the most practical therapy for patients living with NMIBC and the urologists caring for them,” said Ron Cooper, Chief Executive Officer of enGene. “We believe the unmet need for bladder cancer patients is significant and that detalimogene has the potential to offer a highly differentiated profile with a unique combination of clinical activity, tolerability, and ease of use. We look forward to sharing preliminary results from our pivotal LEGEND study later this month.”

Anticipated Milestones and Strategic Corporate Updates

Release of preliminary data from LEGEND Cohort 1: The Company expects to release preliminary data from the LEGEND study’s pivotal BCG-unresponsive cohort by the end of September.

Key leadership hires and board additions: In July 2024, enGene announced that Ron Cooper joined the Company as Chief Executive Officer and member of the Board of Directors. The Company also announced the promotion of Dr. Raj Pruthi to Chief Medical Officer.

Third Quarter 2024 Financial Results

Cash and cash equivalents, as of July 31, 2024, were $257.7 million. The Company expects that its existing cash and cash equivalents will fund operating expenses, debt obligations and capital expenditures into 2027.

Three Months ended July 31, 2024

Total operating expenses were $16.8 million for the three months ended July 31, 2024, compared to $6.2 million for the three months ended July 31, 2023. Research and development expenses increased by $7.6 million, mainly due to increasing manufacturing and clinical costs related to our pivotal LEGEND study and headcount costs. General and administrative expenses increased by $2.9 million, primarily driven by headcount costs and other expenses driven by director and officer insurance expense as the Company scales its general and administrative function to support the operation of a public company.

For the three months ended July 31, 2024, net loss attributable to common shareholders was approximately $14.1 million, or $0.32 per share, compared to approximately $6.0 million, or $8.55 per share, for the same period for the three months ended July 31, 2023. The increase in net loss is mainly attributed to the increase in operating expenses partially offset by net interest income earned during the period.

About enGene

enGene is a clinical-stage biotechnology company mainstreaming genetic medicines through the delivery of therapeutics to mucosal tissues and other organs, with the goal of creating new ways to address diseases with high clinical needs. enGene’s lead program is detalimogene voraplasmid, (also known as detalimogene, and previously EG-70) for patients with Non-Muscle Invasive Bladder Cancer (NMIBC) – a disease with a high clinical burden. Detalimogene is being evaluated in the ongoing multi-cohort LEGEND Phase 2 study, which includes a registrational cohort studying detalimogene in Bacillus Calmette Guérin (BCG)-unresponsive patients with carcinoma in situ (Cis). Detalimogene was developed using enGene’s proprietary Dually Derivatized Oligochitosan (DDX) platform, which enables penetration of mucosal tissues and delivery of a wide range of sizes and types of cargo, including DNA and various forms of RNA. For more information, visit enGene.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s management teams’ expectations, hopes, beliefs, intentions, goals or strategies regarding the future.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.   The words “anticipate”, “appear”, “approximate”, “believe”, “continue”, “could”, “estimate”, “expect”, “foresee”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the timing and anticipated results of our current and future clinical trials, including preliminary results, beliefs as to the potential benefits of detalimogene, and the expected period over which enGene estimates its cash and cash equivalents will be sufficient to fund its current operating plan.

Many factors, risks, uncertainties and assumptions could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the Company’s ability to recruit and retain qualified scientific and management personnel; establish clinical trial sites and enroll patients in its clinical trials; execute on the Company’s clinical development plans and ability to secure regulatory approval on anticipated timelines; and other risks and uncertainties detailed in filings with Canadian securities regulators on SEDAR+ and with the U.S. Securities and Exchange Commission (“SEC”) on EDGAR, including those described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2024, April 30, 2024 and July 31, 2024 (copies of which may be obtained at www.sedarplus.ca or www.sec.gov).

You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. enGene anticipates that subsequent events and developments will cause enGene’s assessments to change. While enGene may elect to update these forward-looking statements at some point in the future, enGene specifically disclaims any obligation to do so, unless required by applicable law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.

enGene Holdings Inc.

Condensed Consolidated Statements of Operations Information

(unaudited)

(Amounts in thousands of USD, except share and per share data)

	Three months ended July 31,		Nine months ended July 31,
	2024	2023	2024	2023
Operating expenses:
Research and development	$11,549	$3,901	$27,042	$10,787
General and administrative	5,210	2,347	17,800	4,831
Total operating expenses	16,759	6,248	44,842	15,618
Loss from operations	16,759	6,248	44,842	15,618
Total other (income) expense, net	(2,582)	(1,528)	(4,961)	1,802
Net loss before provision for income tax	14,177	4,720	39,881	17,420
Provision for (benefit from) income taxes	(29)	—	(38)	—
Net loss	$14,148	$4,720	$39,843	$17,420
Deemed dividend attributable to redeemable convertible preferred shareholders	—	1,273	—	3,726
Net loss attributable to common shareholders, basic and diluted	14,148	5,993	39,843	21,146
Weighted-average common shares outstanding, basic and diluted	44,168,986	701,323	35,564,767	687,188
Net loss per share of common shares, basic and diluted	$0.32	$8.55	$1.12	$30.77

enGene Holdings Inc.

Condensed Consolidated Balance Sheet Information

(unaudited)

(Amounts in thousands of USD)

	July 31, 2024	October 31, 2023
Cash and cash equivalents	$257,678	$81,521
Total assets	266,879	86,959
Total liabilities	36,550	14,473
Total shareholders’ equity (deficit)	230,329	72,486

Contact

For media contact: media@engene.com
For investor contact: investors@engene.com